EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Compressor Systems, Inc.

We hereby consent to the use in the prospectus supplement (the “Prospectus”) contained in and the incorporation by reference in the Registration Statement on Form S-3 (No. 333-195438) and the incorporation by reference in the Registration Statement on Form S-8 (No. 333-175007) of our report dated December 13, 2013, relating to the consolidated financial statements of Compressor Systems, Inc. and subsidiaries.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Johnson Miller & Co., CPA’s PC

Midland, Texas

July 21, 2014